EXHIBIT 10.71

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT dated as of the 27th day of August, 2014 (the “Agreement”) is by and between Beaufort Capital Partners LLC (the “Investor”), and iHookup Social, Inc., a Nevada corporation (the “Company”).

WHEREAS, the parties entered into that certain Amended and Restated Investment Agreement, dated July 22, 2014 (“Investment Agreement”), and Registration Rights Agreement, dated June 25, 2014 (“RRA”).

WHEREAS, in connection with the registration of certain securities pursuant to the RRA, the Securities and Exchange Commission (“SEC”) objected to two provisions of the Investment Agreement.

WHEREAS, the parties desire to terminate the Investment Agreement and RRA and enter into successor agreements that comply with the requirements of the SEC.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Termination. Effective as of the date hereof, the Investment Agreement and RRA are hereby terminated and of no other force or effect.

2. Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon being sent to the following email addresses:

If to the Company: robert@ihookupsocial.com

If to the Investor: rmarino@beaufortcp.com

Each party shall provide five (5) days’ prior written notice to the other party of any change in email address.

3. Miscellaneous.

Section 3.1. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

Section 3.2 Entire Agreement; Amendments. This Agreement supersedes all other prior agreements, negotiations or discussions, both oral or written, between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Section 3.3 Publicity. Prior to issuing any public statements, the Company shall send to the Investor for approval any press releases or public statement with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other party. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor unless the Investor provides written approval to do so.

Section 3.4 No Third Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any third party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no third party that is not a party to this Agreement (including without limitation any partner, member, shareholder, director, officer, employee or other beneficial owner of any party hereto, in its own capacity as such or in bringing a derivative action on behalf of a party hereto) shall have any standing as third party beneficiary with respect to this Agreement or the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY: iHookup Social, Inc.

By:_/s/ Robert Rositano, Jr.

Name: Robert Rositano Jr.
Title: CEO

INVESTOR:
Beaufort Capital Partners LLC

By:_/s/ Robert Marino_________________

Name: Robert Marino
Title: Managing Member